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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights," "Independent Registered Public Accounting Firm," and "Financial Statements," and to the incorporation by reference of our report dated January 30, 2004 on the 2003 financial statements of the State Farm Equity Fund, State Farm Small Cap Equity Fund, State Farm International Equity Fund, State Farm S&P 500 Index Fund, State Farm Small Cap Index Fund, State Farm International Index Fund, State Farm Equity and Bond Fund, State Farm Bond Fund, State Farm Tax Advantage Bond Fund, State Farm Money Market Fund, State Farm LifePath Income Fund, State Farm LifePath 2010 Fund, State Farm LifePath 2020 Fund, State Farm LifePath 2030 Fund, and State Farm LifePath 2040 Fund, each a series of State Farm Mutual Fund Trust, in the Registration Statement (Form N-1A) and the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (File No. 333-42004) and in this Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10027).


Ernst & Young, LLP
Chicago, Illinois

July 13, 2004